Exhibit 10.1
STEWART INFORMATION SERVICES CORPORATION AND SUBSIDIARIES
Executive Officers’ Bonus Plans
June 30, 2005
The following summarizes the terms of the bonus arrangements approved by our Compensation Committee with respect to our executive officers:
MALCOLM S. MORRIS, as Chairman of the Board and Co-Chief Executive Officer, shall receive, in addition to his salary, 1.00% on the first $20,000,000 of the consolidated income before taxes of Stewart Title Guaranty Company as reported to its stockholder, 0.75% of the profits from $20,000,001 to $40,000,000, 0.50% of the profits from $40,000,001 to $60,000,000 and 0.25% of the profits exceeding $60,000,000. For the calendar year 2005, Mr. Malcolm S. Morris shall receive no less than $250,000 in bonus compensation.
STEWART MORRIS, JR., as President and Co-Chief Executive Officer, shall receive, in addition to his salary, 1.00% on the first $20,000,000 of the consolidated income before taxes of Stewart Title Guaranty Company as reported to its stockholder, 0.75% of the profits from $20,000,001 to $40,000,000, 0.50% of the profits from $40,000,001 to $60,000,000 and 0.25% of the profits exceeding $60,000,000. For the calendar year 2005, Mr. Stewart Morris, Jr. shall receive no less than $250,000 in bonus compensation.
CARLOSS MORRIS, as Chairman of the Executive Committee, shall receive, in addition to his salary, 1.00% of the first $16,500,000 of the consolidated income before taxes of Stewart Title Guaranty Company as reported to its stockholder. For the calendar year 2005, Mr. Carloss Morris shall receive no more than $165,000 in bonus compensation.
STEWART MORRIS, as Vice Chairman of the Executive Committee, shall receive, in addition to his salary, 1.00% of the first $16,500,000 of the consolidated income before taxes of Stewart Title Guaranty Company as reported to its stockholder. For the calendar year 2005, Mr. Stewart Morris shall receive no more than $165,000 in bonus compensation.
MAX CRISP, as Executive Vice President, Chief Financial Officer and Secretary-Treasurer, shall receive, in addition to his salary, 0.50% of the first $50,000,000 of the consolidated income before taxes of Stewart Title Guaranty Company as reported to its stockholder, 0.40% of the profits from $50,000,001 to $75,000,000, 0.30% of the profits from $75,000,001 to $100,000,000 and 0.20% of the profits exceeding $100,000,000. For the calendar year 2005, Mr. Crisp shall receive no less than $145,000 in bonus compensation and his bonus may not exceed 75.00% of the total base plus bonus earned by either of the Co-Chief Executive Officers.
MATTHEW W. MORRIS, as Senior Vice President, Planning and Development, shall receive, in addition to his salary, 0.10% of the consolidated income before taxes of Stewart Title Guaranty Company as reported to its stockholder. For the calendar year 2005, Mr. Matthew W. Morris shall receive no less than $75,000 in bonus compensation. In addition, Mr. Matthew W. Morris may be eligible to receive up to $25,000 of discretionary bonuses based on the completion of certain projects.